UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2023

SOLITRON DEVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Sansburys Way, West Palm Beach, Florida	33411
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of August 31, 2023, Solitron Devices, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Micro Engineering, Inc., a Florida corporation (“Micro”) and the shareholders of Micro (collectively, the “Micro Shareholders”), pursuant to which the Company agreed to purchase all the outstanding capital stock of Micro for a purchase price of $3,000,000.00, subject to adjustment, in addition to the potential earn-out payments, as described in more detail in the paragraph that follows (the “Acquisition”). The Company closed the Acquisition on September 1, 2023 (the “Closing” or “Closing Date”), and, as a result of the Acquisition, Micro, which is engaged in the production and sale of electronic components primarily for the medical industry in the State of Florida, became a wholly-owned subsidiary of the Company.

In connection with the Acquisition, on the Closing Date the Company paid a Closing cash payment to the Micro Shareholders in the total amount of $2,686,135.25, resulting from (1) an increase to the purchase price of $16,384.00 based on Micro’s estimated working capital at Closing exceeding the target working capital of $3,250,000.00, (2) the payment by the Company (on behalf of Micro) of $30,248.75 for the Micro Shareholders transaction expenses related to the Acquisition, and (3) the deposit of $300,000.00 of the purchase price into an escrow account to be available to cover the Micro Shareholders’ Payment Obligations (as defined and further detailed below). Following the Closing, the purchase price will be increased or decreased based on the difference between Micro’s working capital as reflected on its unaudited balance sheet dated as of the Closing Date when compared to the estimated working capital at Closing. This post-Closing adjustment, if any, may take up to six months after the Closing Date to be determined.

In addition, under the Purchase Agreement the Company agreed to the following potential earn-out payments as additional consideration for the Acquisition: for each of (1) the period beginning on the Closing Date and ending on December 31, 2023, (2) the calendar year ending on December 31, 2024, (3) the calendar year ending December 31, 2025, and (3) the period beginning on January 1, 2026 and ending on the third anniversary of the Closing Date, the Company agreed to pay the Micro Shareholders 7.5% of the gross revenue actually received and collected by the Company during the applicable period from Micro’s existing customers as of the Closing and related to sales by the Company of Company products that were in existence as of the Closing.

In connection with the Acquisition, the Company also entered into a Lease Agreement pursuant to which it agreed to lease the facility occupied by Micro, consisting of approximately 10,926 square feet of useable office and production space in Orange County, Florida for $10,650 per month. The Lease Agreement has an initial term of three years, with two five-year renewal options. The Lease Agreement also provides the Company with an option to purchase the leased property for $1,750,000 at any time before the six month anniversary of the Lease Agreement. If the Company does not exercise this purchase option prior to its expiration, the monthly rent will increase to $15,000 per month, such increased rent will also be applied retroactively to the initial six months of the lease term.

The Purchase Agreement contains and provides for representations and warranties, indemnification and other provisions which are customary for a transaction of this type.  In connection with the Acquisition, the parties also entered into an Escrow Agreement whereby the Company deposited $300,000, which funds shall be available to the Company (1) for the payment of any post-Closing adjustment owed by the Micro Shareholders to the Company pursuant to the Agreement, and (2) to satisfy the payment obligations of the Micro Shareholders’ with respect to the Company’s indemnification rights under the Agreement (collectively, the “Micro Shareholders’ Payment Obligations”).

The foregoing description of the Purchase Agreement, the Lease Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Lease Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the Acquisition is incorporated herein by reference.

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Item 8.01. Other Information.

Set forth below is preliminary unaudited financial information of Micro for its fiscal years ended December 31, 2022 and 2021 and six-month interim period ended June 30, 2023. Micro’s fiscal year end financial information is subject to audit adjustments which will be reflected in the audited financial statements of Micro for those periods, and will be included in an amendment to this Current Report on Form 8-K pursuant to Item 2.01 of Form 8-K, as described below under Item 9.01 of this Current Report on Form 8-K.  Micro is in the process of completing its year-end close and review procedures of its financial statements for the fiscal years ended December 31, 2022 and 2021 and review procedures of its interim period ended June 30, 2023. The preliminary financial results presented below are thus inherently uncertain and subject to change as Micro completes its financial results. As it finalizes its financial statements and related notes as of and for the fiscal years ended December 31, 2022 and 2021, Micro and its independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein. Furthermore, additional information and disclosures would be required for a more complete understanding of Micro’s financial position and results of operations as of and for the six-month interim period ended June 30, 2023.

	2021	2022	2023
	year	year	six months
	unaudited	unaudited	unaudited
Net Sales	$5,551,765	$5,930,308	$2,795,269
Expenses	4,342,937	4,594,495	2,376,302
Operating Income	1,208,828	1,335,813	418,967
PPP loan forgiveness	365,300	365,335	-
Other	2,557	2,681	2,416
Pre-tax Income	1,576,685	1,703,829	421,383
Income Taxes	269,934	337,765	105,346
Net Income	1,306,751	1,366,064	316,037

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Stock Purchase Agreement*
10.2	Lease Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

September 5, 2023	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and Chief Financial Officer

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